Exhibit 99.1

OneWater Marine Inc. Provides Business Update

BUFORD, GA – June 3, 2020 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) today provided a business update for its fiscal third quarter of 2020.

For the fiscal third quarter-to-date ended May 31, 2020, revenue increased in excess of 30% and same-store-sales topped 25% compared to the prior year. Despite several stores being impacted by government shelter-in-place orders, both sales and same-store-sales continued to exceed the Company’s expectations. OneWater remains optimistic that these positive sales trends will continue based on the current volume of inbound leads.

“As many summer activities that have historically competed for time on the water have been canceled, our customers are turning to boating as a safe, outdoor leisure activity that allows families to come together and maintain social distancing. In addition, our stores and employees have proven their adaptability as we are able to engage in new, and often virtual, ways to meet the increased demand we are experiencing. As a result, the momentum we saw in April has continued as we moved through the quarter. In addition, our finance & insurance income further accelerated in May topping a very strong April,” said Austin Singleton, Chief Executive Officer of OneWater. “There are still many unknowns as states begin to re-open, and the strength of the consumer demand remains uncertain. We are, however, optimistic that the desire to get out on the water in this unique time of our lives will continue to support demand during the summer selling season.”

 About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 63 stores throughout 11 different states, eight of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: decline in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the prospectus filed in connection with our initial public offering, in the first quarter 2020 Form 10-Q filed on March 20, 2020, and in the second quarter 2020 Form 10-Q filed on May 14, 2020. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.